SPIRIT REALTY CAPITAL ANNOUNCES ADDITIONAL EARLY RESULTS OF EXCHANGE OFFER
SCOTTSDALE, Ariz., April 29, 2014 – Spirit Realty Capital, Inc. (“Spirit Realty Capital”) today announced additional early tender results for its previously announced offer (the “Exchange Offer”) to exchange any and all of the outstanding existing notes listed in the table below (the “Existing Notes”) for certain newly issued notes (the “New Notes”). The terms and conditions of the Exchange Offer are set forth in the Confidential Offering Memorandum dated April 9, 2014 and the accompanying Letter of Transmittal (the “Exchange Offer Documents”).

Existing Notes to be Exchanged
CUSIP Number	Anticipated Class Principal Amount as of Settlement Date	Series and Class Designation	Note Rate	Expected Final Payment Date	Legal Final Payment Date
848601AA8	$94,264,000	Series 2005-1 Class A-1	5.05%	July 2020	July 2023
848601AB6	$258,300,000	Series 2005-1 Class A-2	5.37%	July 2020	July 2023
84860RAA1	$246,915,000	Series 2006-1 Class A	5.76%	March 2021	March 2024
84860PAA5	$312,944,000	Series 2007-1 Class A	5.74%	March 2022	March 2025
According to information provided by Mackenzie Partners, Inc., the Exchange Agent and Information Agent for the Exchange Offer, (i) the aggregate outstanding principal amount (based on the anticipated class principal amounts of each class of Existing Notes as of the Settlement Date) of each class of Existing Notes and the percentages thereof set forth in the table below were validly tendered (and not validly withdrawn) on or before 5:00 P.M. New York City time, on April 28, 2014 (the “Extended Early Deadline”) and (ii) $894,468,139 (98.03%) of the aggregate principal amount of the Existing Notes (based on the anticipated class principal amounts of the Existing Notes as of the Settlement Date) were validly tendered (and not validly withdrawn) on or before the Extended Early Deadline.

Existing Notes Tendered
CUSIP Number	Series and Class Designation	Outstanding Class Principal Amount Tendered	Percentage of Outstanding Class Principal Amount Tendered
848601AA8	Series 2005-1 Class A-1	$81,309,139	86.26%
848601AB6	Series 2005-1 Class A-2	$253,300,000	98.06%
84860RAA1	Series 2006-1 Class A	$246,915,000	100.00%
84860PAA5	Series 2007-1 Class A	$312,944,000	100.00%
Eligible holders that validly tender Existing Notes in the Exchange Offer after the Extended Early Deadline, but prior to May 14, 2014 (such date and time, as it may be extended by Spirit Realty Capital with respect to any or all classes of Existing Notes, the “Offer Expiration Time”) will receive 97% of the Total Exchange Consideration for Existing Notes accepted in the Exchange Offer. Holders of Existing Notes who have not already tendered their Existing Notes may continue to do so at any time prior to the Offer Expiration Time.
The Tender Withdrawal Deadline (as defined in the Exchange Offer Documents) has passed and has not been extended. Holders of Existing Notes who validly tendered their Existing Notes prior to the Tender Withdrawal Deadline, and holders of Existing Notes who validly tender their Existing Notes after the Tender Withdrawal Deadline but on or prior to the Offer Expiration Time, may not withdraw their tendered Existing Notes.

The Exchange Offer remains subject to certain conditions set forth in the Exchange Offer Documents. Spirit Realty Capital will have no obligation to accept the tender of any Existing Note unless these conditions are satisfied or waived. In the event that these conditions are satisfied or waived, it is expected that the Settlement Date (as defined in the Exchange Offer Documents) will occur on May 20, 2014.

Available Documents and Other Details
The Exchange Offer and the issuance of the New Notes have not been and will not be registered with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws. The Exchange Offer will only be made, and the New Notes are only being offered and will only be issued, to holders of Existing Notes (i) in the United States, that are “qualified institutional buyers” as defined in Rule 144A under the Securities Act (each, a “QIB”) and (ii) outside the United States, that are persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.
Holders of Existing Notes who have certified to Spirit Realty Capital that they are eligible to participate in the Exchange Offer pursuant to at least one of the foregoing conditions are referred to as “eligible holders”. Only eligible holders are authorized to receive or review the Exchange Offer Documents or to participate in the Exchange Offer. Noteholders who desire to complete an eligibility form should request instructions to do so by calling Mackenzie Partners, Inc., the information agent for the Exchange Offer, at (800) 322-2885 (U.S. Toll-free) or (212) 929-5500 (Collect).
This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities. The Exchange Offer is only being made pursuant to the Exchange Offer Documents, which more fully set forth and govern the terms and conditions of the Exchange Offer. The Exchange Offer Documents contain important information and should be read carefully before any decision is made with respect to the Exchange Offer. The Exchange Offer is not being made to holders of the Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.
Spirit Realty Capital, Inc.
Michael A. Bender, 480-315-6634
SVP, Chief Financial Officer
Investorrelations@spiritrealty.com